UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2025

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10940 Wilshire Boulevard, Suite 1500, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-245-3413

Trustfeed Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On January 9, 2025, Polomar Health Services, Inc. (formerly known as Trustfeed Corp,), a Nevada corporation (“Company”), executed an Amended and Restated Know-How and Patent License Agreement (the “Restated Agreement”) with Pinata Holdings, Inc., a Delaware corporation (“Pinata”).

On June 29, 2024, the Company executed a Know-How and Patent License Agreement (the “Agreement”) with Pinata to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). The Agreement was filed with the SEC on Form 8-K on July 5, 2024.

The Restated Agreement supersedes and replaces the Agreement and incorporates the following terms:

The license is worldwide, non-exclusive and non-transferable but may be sub-licensed pursuant to the terms of the Restated Agreement.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent (10%) to twenty percent (20%) of the net sales from products utilizing the IP Rights containing the Ingredients.

The Restated Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the Restated Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

The Company is utilizing the IP Rights in products manufactured and distributed by its wholly owned subsidiary Polomar Specialty Pharmacy, LLC (“Polomar SP”), a Florida limited liability company. Polomar SP is a party to the Restated Agreement.

The foregoing summary of the Restated Agreement and the IP Rights does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Pinata is an affiliate of CWR 1, LLC, the Company’s majority shareholder, through common ownership.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of each company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the risk that Pinata may not be granted the pending patents under the IP Rights, (2) the ability of the Company to effectively utilize the licensed IP Rights to increase customer value and financial returns, (3) the ability to integrate the IP Rights into the existing Polomar business and realize the anticipated benefits of the license, (4) the risk that the pending merger between the Company and Polomar will not be consummated and (5) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and such other periodic filings the Company makes from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Restated and Amended Know-How and Patent License Agreement, dated as of January 9, 2025, between Polomar Health Services, Inc., and Pinata Holdings, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services, Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
President/Chief Financial Officer

Date: January 14, 2025

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